UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 30, 2006

AMERICAN STATES WATER COMPANY

(Exact name of registrant as specified in its charter)

California	001-14431	95-4676679
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

630 East Foothill Blvd.
San Dimas, California		91773
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (909) 394-3600

GOLDEN STATE WATER COMPANY

(Exact name of registrant as specified in its charter)

California	001-12008	95-1243678
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

630 East Foothill Blvd.
San Dimas, California		91773
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (909) 394-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing requirement of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.a            Entry into a Material Definitive Agreement

On January 30, 2006, American States Water Company (the “Company) awarded cash performance bonuses for 2005 to Floyd E. Wicks, the President and Chief Executive Officer of the Company, Joel A. Dickson, the Senior Vice President of Golden State Water Company (“GSWC”) and Chaparral City Water Company (“CCWC”), wholly owned subsidiaries of the Company, Robert J. Sprowls, the Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer of the Company, McClellan Harris III, the Senior Vice President and Secretary of American States Utility Services, Inc. (“ASUS”), a wholly owned subsidiary of the Company, and Denise L. Kruger, the Senior Vice President of Operations of GSWC and CCWC, in the amount of $61,500, $35,800, $35,500, $34,500 and $35,900, respectively.

The Compensation Committee of the Board of Directors also approved an award of restricted stock units to the same executive officers in the amount of 2,965, 1,482, 1,482, 1,112, and 1,112 shares, respectively. The awards vest and restrictions lapse on the first, second and third anniversaries of the grant date in the percentages of 33%, 33%, and 34%, respectively. Under the terms of the agreement, each officer will be entitled to receive dividends payable in additional restricted stock units on each restricted stock unit equal to the amount of dividends payable on an equivalent number of the Company’s Common Shares. In addition, the Compensation Committee of the Board of Directors granted stock options to the same executive officers with an estimated value of $100,000, $50,000, $50,000, $37,500, and $37,500, respectively. Under the terms of the grant, each option will vest on each of the first, second and third anniversaries after the grant date in the percentages of 33%, 33% and 34%, respectively.

In order to bring the 2003 Non-Employee Directors Stock Plan into compliance with Section 409A of the Internal Revenue Code, the Compensation Committee of the Board of Directors approved amending the Plan to provide that (i) dividend equivalents on stock options will be paid at the earlier of the third anniversary of the option grant date or the date of termination of service as a director, and (ii) stock units and dividend equivalents credited on stock units will be paid to the directors in lump sum payments upon termination of service. The Plan will formally be amended following release of additional guidance and/or final regulations interpreting IRS Section 409A.

Item 1.01.b            Entry into a Material Definitive Agreement

On January 31, 2006, American States Water Company (“AWR”), through its American States Utility Services, Inc. (“ASUS”) subsidiary, has entered into an agreement to acquire 5,000 acre feet of water rights from Natomas Central Mutual Water Company in northern California. A copy of the press release is attached hereto as Exhibit 99.1.

This Form 8-K and the attached exhibit are filed with the Securities and Exchange Commission.

Section 9 — Financial Statement and Exhibits

Item 9.01.              Financial Statements and Exhibits

Exhibit No.	Description

9.01	Water Sale Agreement by and between Natomas Central Mutual Water Company and American States Utility Services, Inc.

99.1	Press Release announcing Acquisition of Water Rights by American State Utility Services, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN STATES WATER COMPANY

Date: February 3, 2006	/s/ Robert J. Sprowls
Robert J. Sprowls Sr. Vice President, Chief Financial Officer, Treasurer and Corporate Secretary